UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2023

FISION Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 West End Boulevard, Suite 100 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

(763) 259-5825

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective February 28, 2023, a significant customer of the registrant FISION Corporation, a Delaware corporation (“FISION”) ceased utilizing Fision’s cloud-based marketing solution. Historically, the customer has represented approximately 38% of the total revenues of Fision.

Effective March 1, 2023, Fision executed a statement-of-work (“SOW”)/ contract with a health and wellness company in the United States for technical support under which Fision will earn revenues well in excess of the lost revenue from the contract termination noted above.

Fision intends to re-position the technical assets that support this customer to opportunities in the IT outsourcing space as United States and Canadian-based corporations seek low cost IT outsourcing solutions nearer to their home markets and Fision’s technical team primarily resides in Puerto Rico, which has significant cost and tax advantages while still being part of the United States.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISION CORPORATION (Registrant)

By:	/s/ John Bode
Interim Chief Executive Officer

Dated: March 3, 2023

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